UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2026

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska, Minnesota	55318
(Address of principal executive offices)	(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On September 27, 2026, Lifecore Biomedical, Inc. (the “Company” or “Lifecore”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Lifecore Inc., a Delaware corporation (“Parent”), and Hazel Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Webster Equity Partners (“Webster”).

The Merger Agreement provides that, among other things, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The date and time that the Merger becomes effective under Delaware law is referred to as the “Effective Time.” Certain capitalized terms used but not defined herein have the respective meanings ascribed to them in the Merger Agreement.

Treatment of Outstanding Shares and Equity Awards

At the Effective Time, each share of the Company’s common stock (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time, excluding any Excluded Shares, will be canceled and cease to exist and be converted into the right to receive $6.28 per share in cash, without interest (the “Base Consideration”) plus one (1) contingent value right per share (each, a “CVR”) (collectively, the “Common Stock Merger Consideration”). Excluded Shares include shares of Company Common Stock or Company Series A Preferred Stock held by the Company, Parent or Merger Sub, and Dissenting Shares.

At the Effective Time, each share of the Company’s Series A Preferred Stock (the “Company Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time, excluding any Excluded Shares, will be canceled and cease to exist and be converted into the right to receive an amount in cash per share of Company Series A Preferred Stock equal to the “Conversion Amount” as defined in Section 3 of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) plus one (1) CVR per share of Company Common Stock into which the Company Series A Preferred Stock is convertible as of immediately prior to the Effective Time under the Certificate of Designations.

Each CVR represents the right to receive the Milestone Payment Amounts, if any, when and if payable, subject to the terms and conditions set forth in a Contingent Value Rights Agreement (“CVR Agreement”) to be entered into at or prior to the Effective Time, among Parent, the Company and a rights agent. The CVR Agreement is summarized below.

Under the Merger Agreement, the outstanding Company equity awards will be treated as follows:

•
Stock Options: Each Company stock option that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. Immediately prior to the Effective Time, by virtue of the Merger, each vested Company stock option (after giving effect to the acceleration of vesting) that is then outstanding and unexercised as of immediately before the Effective Time will be cancelled. If such Company option has a per share exercise price that is less than the Base Consideration, that option will be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (x) the total number of shares subject to such stock option immediately prior to the Effective Time multiplied by (y) the excess of the amount of the Base Consideration over the applicable exercise price per Share of such stock option, and (B) one (1) CVR with respect to each share subject to such stock option as of immediately prior to the Effective Time. If such Company stock option has a per share exercise price that is equal to or greater than the Base Consideration, that stock option will be cancelled at the Effective Time without the payment of consideration for that stock option.

•
Restricted Stock Units (RSUs): Each RSU that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will, immediately prior to the Effective Time, by virtue of the Merger, be cancelled and converted into the right to receive the Common Stock Merger Consideration in respect of each share subject to such RSU award as of immediately prior to the Effective Time.

•
Performance Stock Units (PSUs): Each PSU that is outstanding as of immediately prior to the Effective Time, will, immediately prior to the Effective Time, by virtue of the Merger, to the extent unvested, be cancelled and converted into the right to receive the Common Stock Merger Consideration in respect of (i) such number of shares of Company Common Stock as is determined by the Performance Vesting Percentage (as defined in the applicable PSU award agreement) that assumes that the Performance Price (as defined in the applicable PSU award agreement) is equal to the Base Consideration, in accordance with the applicable PSU award agreement, and (ii) such additional number of shares of Company Common Stock as is 10% of the number of PSUs underlying such PSU award at grant.

All payments in respect of the Company stock options, RSUs and PSUs will be less applicable tax withholding.

If the Merger is consummated, the Company Common Stock will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended.

Recommendation of the Company Board

The Transaction Committee of the Board of Directors of the Company and the Board of Directors of the Company (the “Board”) have unanimously (i) determined that the entry into the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement and the CVR Agreement, including the Merger, are advisable, and in the best interest of, the Company and its stockholders, (ii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement and the CVR Agreement, including the Merger, and (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger and the transactions contemplated by the Merger Agreement and the CVR Agreement.

Conditions to the Merger

The completion of the Merger is subject to the fulfillment or waiver of certain customary mutual closing conditions, including, (i) the adoption of the Merger Agreement by Company stockholders at a special meeting (the “Company Required Vote”), (ii) the expiration or termination of the applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), (iii) the other required governmental consents, registrations, notice or approvals will have been made or obtained, and (iv) the absence of any legal restraint that prohibits, or makes illegal the consummation of the Merger.

In addition, it is a condition to each party’s obligation to consummate the merger that the following agreements between the Company’s subsidiary, Lifecore Biomedical, LLC, and Alcon Research, LLC (“Alcon”) continue to be in full force and effect (collectively the “Amended Alcon Agreements”): (a) that certain Amended and Restated Supply Agreement, dated May 3, 2023, as amended by Amendment No. 1, dated December 31, 2023, (b) that certain Amended and Restated Contract Manufacturing Agreement, dated December 31, 2023, as amended by Amendment No. 1, dated May 2, 2024 and Amendment No. 2 dated June 13, 2025 (collectively, the “Alcon Contract Manufacturing Agreement”), and (c) that certain Amendment No. 3, dated September 24, 2026 and effective November 1, 2026, to the Alcon Contract Manufacturing Agreement.

The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being accurate (subject, in certain cases, to certain customary materiality exceptions) and the other party having performed in all material respects its covenants and obligations under the Merger Agreement. The obligation of Parent and Merger Sub to consummate the Merger is also conditioned upon there being no Material Adverse Effect (as defined in the Merger Agreement) that is continuing as of the Effective Time.

Termination and Fees

The Merger Agreement may be terminated prior to the Effective Time, (a) by mutual written consent of Parent and the Company at any time prior to the Effective Time; (b) by either Parent or the Company if there is a legal restraint that prohibits, or makes illegal the consummation of the Merger and that legal restraint has become final and nonappealable; (c) by either Parent or the Company if the Effective Time has not occurred on or prior to 11:59 p.m. Eastern Time on the Initial Termination Date of June 27, 2027, subject to automatic extension to 11:59 p.m. Eastern Time on September 27, 2027 in the event that on the Initial Termination Date, the condition relating to the HSR Act has not been satisfied, but all of the other closing conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (d) by Parent, if the Company has breached or failed to perform any of its covenants or agreements, or if any of the representations or warranties of the Company in the Merger Agreement is inaccurate, which breach, failure to perform or inaccuracy would result in a failure of specified closing conditions, subject in certain cases to an opportunity to cure after notice by Parent; (e) by Parent, if at any time prior to receipt of the Company Required Vote, a Company Adverse Change Recommendation shall have been made or occurred; (f) by the Company, if Parent or Merger Sub has breached or failed to perform any of its respective covenants or other agreements, or if any of the representations or warranties of Parent or Merger Sub in this Agreement is inaccurate, which breach, failure to perform or inaccuracy would result in a failure of specified closing conditions, subject in certain cases to an opportunity to cure after notice by the Company; (g) by the Company, at any time prior to the receipt of the Company Required Vote, in order to accept a Superior Proposal and/or enter into a definitive agreement providing for the consummation of such Superior Proposal; (h) by the Company if (1) all of the mutual conditions and the conditions to Parent’s and Merger Sub’s obligations have been and continue to be satisfied (other than any such conditions that by their nature are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or waived; (2) Parent and Merger Sub fail to consummate the Closing on the date required; (3) the Company has given Parent the required notices that, among other things, the Company stands ready, willing and able to consummate, and will consummate, the Closing and of the Company’s intention to terminate the Merger Agreement; and (4) the Closing has not been consummated within the period specified by the Merger Agreement; or (i) by either Parent or the Company, if the Company fails to obtain the Company Required Vote at the Company stockholder meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger.

In the Merger Agreement, the parties have agreed to a Go-Shop Termination Fee of $7,468,287, a Company Termination Fee of $9,957,716, and a Reverse Termination Fee of $16,181,288.

If either the Company or Parent terminates the Merger Agreement due to the failure of the Effective Time to occur prior to the Termination Date or if the Company fails to obtain the Company Required Vote, or if Parent terminates the Merger Agreement due to an uncured breach, failure to perform or inaccuracy by the Company that first occurred following the making of specified Acquisition Proposals prior to the termination of the Merger Agreement, and in either case there is a specified Acquisition Proposal prior to the termination of the Merger Agreement and within 12 months of such termination of the Merger Agreement, an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into, then the Company must pay Parent the Company Termination Fee concurrently with the earlier of the consummation of such Acquisition Proposal or entry into the definitive agreement in respect of such Acquisition Proposal.

If Parent terminates the Merger Agreement due to a Company Adverse Change Recommendation or the Company terminates the Merger Agreement due to the failure to obtain the Company Required Vote at any time that Parent has the right to terminate the Merger Agreement due to a Company Adverse Change Recommendation, the Company must promptly pay Parent the Company Termination Fee.

If the Company terminates the Merger Agreement in order to accept a Superior Proposal and/or enter into a definitive agreement providing for the consummation of such Superior Proposal, the Company must promptly pay Parent the Company Termination Fee. However, if the Company terminates the Merger Agreement pursuant to an Acquisition Proposal obtained pursuant to the Company’s “go-shop” right to solicit and consider Acquisition Proposals during the period that will continue until 11:59 p.m. Eastern Time on the date that is 30 days after the date of the public announcement of the Merger, the termination fee payable by the Company will be the Go-Shop Termination Fee.

Financing

Parent has obtained $400 million in equity financing commitments from affiliates of funds managed by Webster for the purpose of financing in part the transactions contemplated by the Merger Agreement and paying related fees and expenses. Parent has also obtained a debt financing commitment from two third party lenders and Alcon for the purpose of financing in part the transactions contemplated by the Merger Agreement. In addition, certain affiliates of funds managed by Webster have guaranteed payment of the Reverse Termination Fee, any monetary damages payable by Parent under certain circumstances, as well as certain reimbursement and indemnification obligations that may be owed by Parent, in each case, pursuant to the Merger Agreement.

Parent has obtained commitments for debt financing from two third party lenders for an aggregate of $115 million in term loans and an aggregate of $30 million in a revolving credit facility, and from Alcon for $35 million in a term loan, in each case, on the terms set forth in a debt commitment letter. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions. Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the debt financing.

The consummation of the Merger is not subject to any financing condition. The financing pursuant to the debt financing commitment letter and equity commitment letter are sufficient in the aggregate to fund the purchase price and pay related fees and expenses at closing.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, that during the period between signing of the Merger Agreement and the closing, the Company will, and will cause each of its subsidiaries to, use its commercially reasonable efforts to conduct its business in the ordinary course in all material respects, maintain its existence in good standing, preserve intact its material assets, properties, contracts, licenses and business organizations, and preserve the current relationships with material customers, vendors, employees, and other persons with which the Company and its subsidiaries have material business relations. The Merger Agreement also contains customary restrictions on the Company’s actions during the pre-closing period without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

The parties have agreed to use reasonable best efforts to take all actions necessary, proper or advisable under applicable laws to consummate the Merger, including cooperating to obtain all regulatory approvals necessary to complete the Merger.

During the period from the date of the Merger Agreement to and continuing until 11:59 p.m. Eastern Time on the date that is 30 days after the date of the public announcement of the Merger (the “Go-Shop Period”), the Company and its representatives are permitted to solicit, initiate or encourage any Company acquisition proposal and engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any Company acquisition proposal. At the end of the Go-Shop Period until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will cease such activities, and will be subject to customary “no-shop” restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions with a third party in relation to an alternative transaction, subject to certain customary exceptions. If the Company receives a bona fide written Acquisition Proposal and the Board determines that such Acquisition Proposal is a Superior Proposal, the Company must provide Parent prior written notice of its intent to either terminate the Merger Agreement or make a Company Adverse Change Recommendation at least four business days prior to the recommendation or termination. Additionally, the Company will afford the Parent a four-business day period in which to propose revisions to the Merger Agreement or make another proposal such that the Acquisition Proposal is no longer a Superior Proposal.

The Company is required to call a meeting of its stockholders to vote upon the adoption of the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders vote to adopt the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

The Merger Agreement and the above descriptions have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent, the Company and the Rights Agent will enter into the CVR Agreement, the form of which is attached as Exhibit C to the Merger Agreement. Parent will issue CVRs to holders as part of the consideration in the Merger for the Common Stock (the “Common Stock CVRs”), for the Company Series A Preferred Stock (“Preferred Stock CVRs”), and for the Company equity awards (the “Equity Award CVRs”).

The CVRs entitle the holder thereof to receive the Milestone Payment Amounts contingent upon the Company’s achievement of the 2028 Performance Milestone, 2029 Performance Milestone and 2030 Performance Milestone, which are summarized as follows:

•
2028 Performance Milestone: (a) Revenues of at least $120 million from customers other than Alcon; and (b) either (i) Revenues of at least $54 million from Alcon or (ii) aggregate Revenues of at least $174 million from all customers.

•
2029 Performance Milestone: (a) Revenues of at least $175 million from customers other than Alcon; and (b) either (i) Revenues of at least $53 million from Alcon or (ii) aggregate Revenues of at least $228 million from all customers.

•	2030 Performance Milestone: Consolidated EBITDA of at least $120 million.

The Milestone Payments will be $30 million for achievement of the 2028 Performance Milestone, $45 million for achievement of the 2029 Performance Milestone, and $85 million for achievement of the 2030 Performance Milestone, subject to catch-up in 2029 on the 2028 Milestone Payment and other adjustments up to $10 million relating to specified litigation. The CVR entitles holders to partial payments with respect to the 2028 Performance Milestone and the 2029 Performance Milestone if performance exceeds a certain threshold amount and other specified conditions are met.

As used in the CVR Agreement, the Milestone Payment Amount means, with respect to each Milestone Payment (after giving effect to any adjustment for specified litigation) and the holders, an amount equal to, and in the following order of priority:

(a)
First, to each Holder of a Common Stock CVR or an Equity Award CVR, the quotient obtained by dividing (i) the applicable Milestone Payment by (ii) the total number of outstanding CVRs held by such Holders as of the close of business on the last day of the Calendar Year of the applicable Milestone, until each such Holder has received the Catch-Up Amount; and

(b)
Second, to each Holder the quotient obtained by dividing (i) the applicable Milestone Payment (or remainder thereof after clause (a)) by (ii) the total number of outstanding CVRs held by all Holders as of the close of business on the last day of the Calendar Year of the applicable Milestone.

The Catch-Up Amount as used in the CVR Agreement will be calculated at closing and will represent the difference between the amount in cash per share of Company Series A Preferred Stock equal to the “Conversion Amount” and the Base Consideration.

The CVR Agreement provides that through December 31, 2030, neither Parent nor the Company or any other member of the Company Group (or their respective successors and assigns) shall take any action with the primary purpose of avoiding the obligation to pay, or of reducing, any Milestone Payment Amount, including taking actions specified in the CVR Agreement. Parent and its affiliates (including, after the closing date, the Company as the surviving corporation) will have the power and right to control all aspects of their businesses and operations (and all of their assets and products). None of Parent or any of its affiliates (including, after the closing date, the Company as the surviving corporation) owes any fiduciary duty or similar duty to any holder in respect of the CVRs and nothing in the CVR Agreement imposes any obligation on Parent to actually achieve any Milestone.

The CVRs are non-tradeable contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, the Company or any of their affiliates.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, which is attached as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and incorporated by reference herein.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, the Company and Parent entered into a Voting and Support Agreement with each of the stockholders associated with Wynnefield Capital, Inc. (the “Wynnefield Stockholders”), which is attached hereto as Exhibit 10.1, and stockholders associated with Legion Partners Asset Management, LLC (the “Legion Stockholders”), which is attached hereto as Exhibit 10.2. The Wynnefield Stockholders are affiliated with the Company’s director Nelson Obus. The Legion Stockholders are affiliated with the Company’s director Christopher S. Kiper. The two Voting and Support Agreements are identical other than the names of the stockholders party thereto and their share holdings.

The Voting and Support Agreement provides that, among other things, the stockholders party thereto will not transfer any shares of Company Common Stock owned as of the date of the agreement or acquired after the date of the agreement (the “Covered Shares”). Such stockholders also agreed that, at any meeting of the Company’s stockholders such stockholders will vote their Covered Shares (a) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (b) in favor of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement, and (c)  against (i) any action, proposal, transaction, or agreement that would reasonably be expected to result in any condition to the Merger Agreement not being satisfied prior to the termination of the Merger Agreement or (ii) any Acquisition Proposal or agreement, transaction, or other matter that is intended to or would reasonably be expected to impede, interfere, or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

The Voting and Support Agreements will continue until the Expiration Time, which is the earliest to occur of (a) the time that the Company Required Vote has been obtained (subject to extensions), (b) the Effective Time, (c) such date and time as the Merger Agreement shall be validly terminated or (d) upon a Company Adverse Change Recommendation effected by the Company Board in accordance with the Merger Agreement.

The foregoing description of the Voting and Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting and Support Agreements, which is attached as Exhibit 10.1 and Exhibit 10.2 hereto, and incorporated by reference herein.

Item 7.01	Regulation FD

On September 28, 2026, the Company and Webster issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On September 28, 2026, Paul Josephs, the Company’s Chief Executive Officer, sent an email to the employees of the Company regarding the proposed transaction, which is attached to this report as Exhibit 99.2 and incorporated herein by reference. Mr. Josephs also provided a presentation to Company employees relating to the proposed transaction that is attached to this report as Exhibit 99.3 and incorporated herein by reference.  A transcript of Mr. Josephs’ remarks is also attached to this report as Exhibit 99.4 and incorporated herein by reference. Beginning September 28, 2026, the presentation and recording of the remarks will be available to the Company’s employees for replay on demand.

The information in Item 7.01 of this Current Report on Form 8-K, including the information included in Exhibits 99.1, 99.2, 99.3, and 99.4, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, 99.2, 99.3, and 99.4 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Lifecore Inc., Hazel Merger Sub, Inc. and Lifecore Biomedical, Inc. dated as of September 27, 2026. †

10.1	Voting and Support Agreement, entered into as of September 27, 2026, by and among Lifecore Inc., Lifecore Biomedical, Inc. and Wynnefield Stockholders identified therein.

10.2	Voting and Support Agreement, entered into as of September 27, 2026, by and among Lifecore Inc., Lifecore Biomedical, Inc. and Legion Stockholders identified therein.

99.1	Joint Press Release of Lifecore Biomedical, Inc. and Webster Equity Partners, dated September 28, 2026.

99.2	Email From CEO Paul Josephs to Employees of Lifecore Biomedical, Inc. dated September 28, 2026.

99.3	Presentation to Employees of Lifecore Biomedical, Inc., dated September 28, 2026.

99.4	Transcript of CEO Remarks Accompanying Employee Presentation, dated September 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

*	*	*

Caution Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K regarding the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “plan”, “forecast,” “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the Merger, closing conditions relating to the Merger, and expectations, goals, projections and benefits relating to the Merger, as well as other statements regarding Lifecore’s goals, intentions and expectations, business plan and growth strategies, and the anticipated future performance of Lifecore, whether with respect to the Merger or otherwise.

Forward-looking statements are not historical facts but instead express only the Company’s management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. Actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements because of risks and uncertainties, including, but not limited to: (1) the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock; (2) the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain regulatory approvals; (3) the failure to obtain stockholder approval of the Merger; (4) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring Lifecore to pay a termination fee; (5) the risk that the Company’s rights under the Merger Agreement to pursue or consider a “Superior Proposal” will not result in a “Superior Proposal”; (6) the value to stockholders from the contingent value rights (CVRs) that Lifecore will distribute to its stockholders is uncertain and the holders of the CVRs may receive less-than-anticipated payments (or no payments) with respect to the CVRs after the closing of the proposed Merger; (7) the proposed Merger and its announcement could have an adverse effect on the ability of Lifecore to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; (8) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (9) unexpected costs, charges or expenses resulting from the proposed Merger; (10) potential litigation relating to the proposed Merger that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;  (11) certain restrictions during the pendency of the proposed Merger that may impact the Company’s ability to make changes in its business, pursue certain business opportunities or strategic transactions; (12) uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future interest rates and changes in tax and other laws, regulations, rates and policies, and (13) the effect of the announcement or pendency of the transaction on the Company’s business, operating results and relationships with collaborators, vendors, competitors and others. Please refer to the Company’s annual report to stockholders, which is the Transition Report on Form 10-KT for the transition period from May 26, 2025 to December 31, 2025, filed with the SEC on March 16, 2026, as well as the Company’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed Merger or other matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, the Company does not undertake any obligation to update any forward-looking information contained in this Current Report on Form 8-K, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file with the SEC a definitive proxy statement relating to a special meeting of the Company’s stockholders to approve the Merger Agreement and the Merger.

The Company urges investors and securityholders to read the proxy statement and other relevant documents filed or to be filed with the SEC carefully as they become available, as well as any amendments or supplements to these documents, because they will contain important information.

Investors and securityholders will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors and securityholders also will be able to obtain a free copy of the proxy statement and other documents (when available) filed by the Company with the SEC by accessing the investor relations section of the Company’s website at https://ir.lifecore.com or by calling (952) 368-4300. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement, this Current Report on Form 8-K or any other document that the Company files with or furnishes to the SEC.

Participants in the Solicitation

This Current Report on Form 8-K does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger.

Information regarding the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (1) in the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, including under the headings “Proposal No. 1: Election of Directors,” “Corporate Governance and Board Matters – Executive Officers of the Company,” “Compensation Discussion and Analysis,” “Executive Compensation and Related Information,” “Stock Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on April 24, 2026, and (2) to the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2026

LIFECORE BIOMEDICAL, INC.

By:	/s/ Paul Josephs
Paul Josephs
President and Chief Executive Officer